Exhibit (a)(5)(V)

The following is an excerpt from the news release issued on August 6, 2016 by ON Semiconductor Corporation, announcing the financial performance of ON Semiconductor Corporation for the quarter ended July 1, 2016, which excerpt relates to the pending acquisition of Fairchild Semiconductor International, Inc.:

UPDATE ON FAIRCHILD TRANSACTION

As previously announced, ON Semiconductor entered into an Agreement and Plan of Merger with Fairchild Semiconductor International, Inc. to acquire all of the outstanding shares of Fairchild common stock. The company continues to work expeditiously to obtain the remaining required regulatory approvals in the U.S. and China in connection with the transaction and expects to close the acquisition around the end of August.

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Cautions regarding Forward-Looking Statements

This document contains forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the expiration of the tender offer by ON Semiconductor Corporation (“ON Semiconductor”) to purchase all of the outstanding shares of common stock of Fairchild Semiconductor International Inc. (“Fairchild”) for $20.00 per share in cash (the “Offer”). These forward-looking statements are based on information available to us as of the date of this document and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to: the risk that one or more closing conditions to the Offer may not be satisfied or waived, on a timely basis or otherwise; the unsuccessful completion of the Offer; the risk that the transaction with Fairchild does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained; matters arising in connection with ON Semiconductor’s and Fairchild’s efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the Offer; there may be a material adverse change of us or Fairchild or our respective businesses may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; difficulties encountered in integrating Fairchild, including the potentially accretive benefits and synergies; failure to achieve the anticipated results of the transactions; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements are as of the date hereof and should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made. For additional information, visit ON Semiconductor’s corporate website, www.onsemi.com, or for official filings visit the SEC website, www.sec.gov.

Notice to Investors

This document is for informational purposes only, and it does not constitute an offer to purchase or a solicitation of an offer to sell any securities. The Offer is being made pursuant to a Tender Offer Statement on Schedule TO filed by ON Semiconductor with the SEC on December 4, 2015. Fairchild filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer on December 4, 2015. THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION / RECOMMENDATION STATEMENT, INCLUDING IN EACH CASE ANY AMENDMENTS OR SUPPLEMENTS THERETO, CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF FAIRCHILD COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF FAIRCHILD COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, are being made available to all holders of shares of Fairchild common stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement are available at no charge on the SEC’s website at www.sec.gov.